UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2025

(Date of earliest event reported)

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3811 Turtle Creek Blvd., Suite 2100, Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

214-427-1704

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On February 11, 2025 (the “Closing Date”), APLD HPC Holdings LLC (f/k/a APLD ELN-02 Holdings LLC) (the “Borrower”), a Delaware limited liability company and a subsidiary of Applied Digital Corporation, a Nevada corporation (the “Company”) entered into a Credit and Guaranty Agreement (the “Credit Agreement”), dated as of February 11, 2025, by and among the Borrower, each Subsidiary Guarantor (as defined in the Credit Agreement) from time to time party thereto (collectively, the “Subsidiary Guarantors”), each Lender (as defined in the Credit Agreement) from time to time party thereto (collectively, the “Lenders”), and Sumitomo Mitsui Banking Corporation, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”). The Credit Agreement provides for an aggregate of $375 million of term loans (collectively, the “Loans”), the entire amount of which was immediately available on the Closing Date, subject to the Borrower’s delivery of irrevocable notice to the Administrative Agent, in accordance with the procedures and other terms and conditions set forth in the Credit Agreement.

The Loans bear interest at (i) for Base Rate Loans (as defined in the Credit Agreement): the Base Rate (as defined in the Credit Agreement) plus (A) 2.50% from the Closing Date until the six (6)-month anniversary of the Closing Date, (B) 3.50% at all times after the six (6)-month anniversary of the Closing Date until the one (1) year anniversary of the Closing Date, and (C) 4.50% at all times after the one (1) year anniversary of the Closing Date; and (ii) for SOFR Loans (as defined in the Credit Agreement): Daily Simple SOFR (as defined in the Credit Agreement) plus (A) 3.50% from the Closing Date until the six (6)-month anniversary of the Closing Date, (B) 4.50% at all times after the six (6)-month anniversary of the Closing Date until the one (1) year anniversary of the Closing Date, and (C) 5.50% at all times after the one (1) year anniversary of the Closing Date. The Credit Agreement matures eighteen (18) months after the Closing Date.

The Borrower may voluntarily prepay all or any part of the Loans at any time or from time to time without premium or penalty with no less than three (3) business days’ notice; provided, that such prepayment shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Additionally, as more particularly described in the Credit Agreement and that certain collateral agency, security and depositary agreement (the “CASDA”), by and among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent, and Sumitomo Mitsui Banking Corporation, as Depositary (in such capacity, the “Depositary”), the Borrower is required to prepay all or a part of the Loans under certain circumstances. Such circumstances include, but are not limited to, upon the deposit of any Net Cash Payments (as defined in the CASDA) with respect to any Total Event of Eminent Domain (as defined in the CASDA), the occurrence of a Total Loss (as defined in the Credit Agreement) resulting in Loss Proceeds (as defined in the CASDA), and in the event that the Borrower is unable to remedy any Title Event (as defined in the CASDA) within the time period described in the CASDA. The Borrower is required to apply any Loss Proceeds (as defined in the Credit Agreement) or any Title Event Proceeds (as defined in the CASDA) to a mandatory prepayment as and to the extent contemplated in the CASDA. Amounts repaid under the Loans will not be available to be re-borrowed.

The Company shall use the proceeds of the Loans under the Credit Agreement to (i) prepay in full and terminate all obligations of the Borrower under that certain Promissory Note, dated November 27, 2024, in favor of Macquarie Equipment Capital, Inc. (the “Macquarie Note”), and all other Note Documents (as defined in the Macquarie Note) except for the Warrant (as defined in the Macquarie Note), which shall survive the termination of the Macquarie Note, (ii) pay for certain data center project development costs at the Company’s 400 MW Ellendale, North Dakota data center campus as described in the Credit Agreement, and (iii) fund the Interest Reserve Account (as defined in the Credit Agreement), subject to the terms and conditions contained in Section 6.15 of the Credit Agreement.

In connection with the Credit Agreement, APLD HPC TopCo LLC, as the direct parent of the Borrower (“HPC Topco”), has entered into a pledge agreement in favor of the Collateral Agent (the “Pledge Agreement”), pursuant to which HPC TopCo pledged a continuing security interest in 100% of the Borrower’s outstanding equity interests. The Company, as indirect parent of the Borrower, provided a guarantee (the “Parent Guarantee”) in favor of the Collateral Agent that provides recourse of the Borrower’s Obligations (as defined in the Credit Agreement) to the Secured Parties (as defined in the Credit Agreement), up to the value of the Pledged Collateral (as defined in the Parent Guarantee). In addition, the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Depositary have entered into the CASDA, pursuant to which the Borrower and each Subsidiary Guarantor pledged a continuing security interest in all assets of the Borrower and the Subsidiary Guarantors, except for the Excluded Assets (as defined in the CASDA). The Borrower and certain of the Subsidiary Guarantors also granted a mortgage to Sumitomo Mitsui Banking Corporation over certain properties.

The Company plans to replace the Credit Agreement with permanent project financing, which the Company expects to have a 75% to 85% debt-to-equity ratio and pricing in the range of SOFR plus 250 bps, depending on the financial strength of the hyperscaler tenant(s) for its Ellendale HPC Campus. The Company does not expect this permanent project financing to be, and the Loans are not, dilutive to the Company’s common stock.

Unit Purchase Agreement Amendment

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2025, the Borrower and the Company entered into a Unit Purchase Agreement, dated January 13, 2025 (the “UPA”), with MIP VI HPC Holdings, LLC (the “Purchaser”), which is an affiliate of funds and investment vehicles managed by entities within Macquarie Asset Management.

On February 11, 2025, in connection with the entry into the Credit Agreement, the parties to the UPA and HPC TopCo entered into the First Amendment to Unit Purchase Agreement (the “UPA Amendment”). The UPA Amendment provides for, among other things, (i) in connection with the formation of HPC TopCo to act as a new internal holding company above the Borrower, the novation and assignment to HPC TopCo, and HPC TopCo’s acceptance and assumption, of all of the Borrower’s rights, title, and interests, duties, obligations and liabilities under the UPA, including the obligation to issue the Preferred Units and Common Units (each as defined in the UPA) to the Purchaser, such that HPC TopCo will be the issuer of the Preferred Units and Common Units under the UPA and such units will represent preferred and common equity of HPC TopCo and not of the Borrower, (ii) conforming changes to the UPA to reflect the replacement of the Macquarie Note with the Credit Agreement, and (iii) an extension of the February 15, 2025 deadline set forth in the UPA for the completion of certain pre-closing documentation to February 28, 2025 in order to provide the parties to the UPA with sufficient time to complete that documentation given the parties’ recent focus on the Credit Agreement and related transaction documents. The UPA Amendment also reflects the Purchaser’s consent to the entry into the Credit Agreement and related transaction documents.

The foregoing descriptions of the Credit Agreement, the Pledge Agreement, the Parent Guarantee, the CASDA and the UPA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of each agreement, which will be filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to an amendment to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” under the heading “Credit Agreement” is incorporated by reference herein in its entirety.

Item 8.01 Other Events.

On February 12, 2025, the Company issued a press release (the “Press Release”) announcing the entry into the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the repayment and termination of the Macquarie Note is incorporated by reference herein in its entirety.

Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by the Company from time to time with the SEC contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives and future financing plans. These statements use words, and variations of words, such as “will,” “continue,” “build,” “future,” “increase,” “drive,” “believe,” “look,” “ahead,” “confident,” “deliver,” “outlook,” “expect,” “project” and “predict.” Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, (iii) statements of assumptions underlying other statements and statements about the Company or its business, (iv) the Company’s ability to effectively apply the net proceeds from the transaction as described above, and (v) the Company’s plans to obtain future project financing. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. These risks, uncertainties, and other factors include: our ability to complete construction of the Ellendale HPC data center; our ability to complete the negotiation and execution of the definitive transaction documents required to close the Macquarie Asset Management investment; our ability to raise additional capital to fund the ongoing data center construction and operations; our dependence on principal customers, including our ability to execute leases with key customers, including leases for our Ellendale HPC Campus; our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies; power or other supply disruptions and equipment failures; the inability to comply with regulations, developments and changes in regulations; cash flow and access to capital; availability of financing to continue to grow our business; decline in demand for our products and services; maintenance of third party relationships; and conditions in the debt and equity capital markets. Information in this Current Report on Form 8-K is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 12, 2025	By:	/s/ Saidal L. Mohmand
	Name:	Saidal L. Mohmand
	Title:	Chief Financial Officer